UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

Ovintiv Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-39191 (Commission File Number)	84-4427672 (I.R.S. Employer Identification No.)

Suite 1700, 370 - 17th Street Denver, Colorado (Address of principal executive offices)		80202 (Zip Code)

(303) 623-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 8, 2021, Ovintiv Inc. (the “Company”) announced that its Chief Executive Officer, Douglas J. Suttles, will retire effective August 1, 2021. The Company’s Board of Directors (the “Board”) has named Brendan M. McCracken as President & Chief Executive Officer and elected him to the Board effective August 1, 2021.

In connection with Mr. McCracken’s appointment as President & Chief Executive Officer, the Company and Mr. McCracken entered into a letter agreement, dated June 8, 2021 (the “Letter Agreement”), pursuant to which, among other things, Mr. McCracken will receive an annual base salary of $1,000,000.  Mr. McCracken will continue to participate in the Company’s short-term incentive program with an annual target of 125% of his annual salary and his continued participation in the Company’s long-term incentive plan will be on the same terms and conditions as the other U.S.-based executive officers. Upon his appointment, Mr. McCracken will receive a long-term incentive award with an expected value of $3,250,000, which is in addition to the long-term incentive award Mr. McCracken received on March 2, 2021 with an expected value of $3,500,000. In connection with his appointment, Mr. McCracken has agreed to relocate from Calgary, Canada to Denver, Colorado and the Company has agreed, among other things, to pay Mr. McCracken a lump sum payment of $220,875 to fund part of the costs he will incur in connection with the relocation.  Effective as of his relocation date, Mr. McCracken has agreed to participate in the Company’s U.S. payroll and benefit plans and cease to participate in the Company’s Canadian payroll and benefit plans.  Under the terms of the Letter Agreement, Mr. McCracken has agreed to certain non-competition and non-solicitation provisions that apply during his employment with the Company and for a specified period thereafter. The Letter Agreement also provides that if Mr. McCracken’s employment with the Company is terminated by the Company without cause or if Mr. McCracken resigns from his position for good reason after a change of control of the Company, he will be entitled to a lump sum payment equal to two times the sum of his (i) annual salary, (ii) annual allowance, (iii) cost of group benefits and (iv) the average annual STI awards over a specified period.  Mr. McCracken’s existing Change of Control Agreement will be updated to reflect his relocation. The foregoing description does not propose to be complete and is qualified in its entirety by the Letter Agreement, a copy of which is attached hereto as Exhibit 10.01 and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

Exhibit 10.1	Letter Agreement, by and between Ovintiv Inc. and Brendan M. McCracken dated June 8, 2021.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Exhibit Description

Exhibit 10.1	Letter Agreement, by and between Ovintiv Inc. and Brendan M. McCracken dated June 8, 2021.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 11, 2021

OVINTIV INC.
(Registrant)

By:	/s/ Dawna I. Gibb
Name: Dawna I. Gibb
Title: Assistant Corporate Secretary